UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 10, 2016

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Hills Drive, Suite 300, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Underwriting Agreement

On June 10, 2016, Peapack-Gladstone Financial Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill + Partners, L.P., as representative of the underwriters named therein, with respect to the offer and sale of $50 million aggregate principal amount of 6.00% Fixed-to-Floating Subordinated Notes due June 30, 2026 (the “Notes”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. The Company also agreed to indemnify the underwriters against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Indenture and First Supplemental Indenture

The terms of the Notes are governed by the Indenture, dated as of June 15, 2016 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of June 15, 2016 (the “First Supplemental Indenture”), entered into between the Company and the Trustee.

Subordinated Notes

The Notes were offered pursuant to the prospectus supplement, dated June 10, 2016, to the prospectus, dated August 22, 2014, filed as part of the Registration Statement on Form S-3 (File No. 333-198299) originally filed with the Securities and Exchange Commission under the Securities Act on August 22, 2014, and declared effective on September 10, 2014. The Company estimates that the net proceeds from the offering and sale of the Notes will be approximately $48.75 million, after giving effect to the underwriting discount and estimated expenses of the offering. The closing of the issuance and sale by the Company of the Notes occurred on June 15, 2016.

The terms of the Notes are set forth in the First Supplemental Indenture. The Notes will bear interest at 6.00% annually from, and including, the date of initial issuance to, but excluding, June 30, 2021, payable semi-annually in arrears. From and including June 30, 2021 through maturity or earlier redemption, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month LIBOR rate plus 485 basis points (4.85%), payable quarterly in arrears.

Interest on the Notes will be paid on June 30 and December 30 of each year through June 30, 2021, and thereafter on March 30, June 30, September 30, and December 30 of each year through the maturity date or earlier redemption. The first interest payment will be made on December 30, 2016.

The Notes are unsecured, subordinated and (i) rank junior in right of payment and upon the Company’s liquidation to any existing and all future senior indebtedness (as defined in the First Supplemental Indenture and described under ‘‘Description of the Notes’’ in the prospectus supplement), (ii) rank junior in right of payment and upon the Company’s liquidation to any of the Company’s existing and all of the Company’s future general creditors, (iii) rank equal in right of payment and upon the Company’s liquidation with any future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes, (iv) rank senior in right of payment and upon the Company’s liquidation to any indebtedness the terms of which provide that such indebtedness ranks junior to the Notes and (v) are effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of the Company’s bank subsidiary, Peapack-Gladstone Bank (the “Bank”) and the Company’s other current and future subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising during the ordinary course or otherwise.

The foregoing summaries of the Underwriting Agreement, the Indenture, the First Supplemental Indenture and the Notes are not complete and are each qualified in their entirety by reference to the complete text of the respective documents, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

1.1	Underwriting Agreement, dated June 10, 2016, by and between the Company and Sandler O’Neill + Partners, L.P., as representative of the underwriters named therein

4.1	Indenture, dated as of June 15, 2016, by and between the Company and U.S. Bank National Association, as Trustee

4.2	First Supplemental Indenture, dated as of June 15, 2016, by and between the Company and U.S. Bank National Association, as Trustee

4.3	Form of 6.00% Fixed-to-Floating Subordinated Note due June 30, 2026 (included in Exhibit 4.2)

5.1	Opinion of Day Pitney LLP regarding the legality of the Notes

23.1	Consent of Day Pitney LLP (included in Exhibit 5.1 filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Date: June 15, 2016	By:	/s/ Jeffrey J. Carfora
	Name:	Jeffrey J. Carfora
	Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title
1.1	Underwriting Agreement, dated June 10, 2016, by and between the Company and Sandler O’Neill + Partners, L.P., as representative of the underwriters named therein
4.1	Indenture, dated as of June 15, 2016, by and between the Company and U.S. Bank National Association, as Trustee
4.2	First Supplemental Indenture, dated as of June 15, 2016, by and between the Company and U.S. Bank National Association, as Trustee
4.3	Form of 6.00% Fixed-to-Floating Subordinated Note due June 30, 2026 (included in Exhibit 4.2)
5.1	Opinion of Day Pitney LLP regarding the legality of the Notes
23.1	Consent of Day Pitney LLP (included in Exhibit 5.1 filed herewith)